UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 20, 2018

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On February 22, 2018, Kathleen P. Leneghan was appointed as the Senior Vice President and Chief Financial Officer of Invacare Corporation (the “Company”), effective immediately, after serving as interim Chief Financial Officer of the Company since November 26, 2017. The disclosure regarding Ms. Leneghan included in Item 5.02 of the Current Report on Form 8-K filed by the Company on November 2, 2017 is incorporated herein by reference.

In connection with her appointment as Senior Vice President and Chief Financial Officer, on February 20, 2018, Ms. Leneghan and the Company entered into an employment letter agreement (the “Letter Agreement”). The Letter Agreement provides Ms. Leneghan with an initial base salary of $395,000 per year, beginning on February 15, 2018. The Letter Agreement also provides that Ms. Leneghan will participate in the Company’s Executive Incentive Bonus Plan with an initial, annual bonus target opportunity of 65% of her annual base salary effective March 1, 2018, and participate in the Company’s Long Term Incentive Plan, with an initial equity grant on February 22, 2018 of 7,500 shares of restricted stock under the Company’s 2013 Equity Compensation Plan. Ms. Leneghan also will be eligible to continue to participate on the same basis as other senior executive employees in the Company’s comprehensive benefits program, the Invacare Retirement Savings Plan, and the Company’s Deferred Compensation Plus Plan. Ms. Leneghan also will continue to participate in the Company’s executive health management program.

Under the Letter Agreement, in the event the Company terminates Ms. Leneghan’s employment without “cause”, she will be entitled to a severance benefit in an amount equal to twelve months of her base salary and, for the year in which her employment ceases, she will be eligible for a bonus, pro-rated based on her employment period for the year, if and to the extent an annual bonus would have been earned for the year had she remained employed by the Company. Additionally, upon such termination, the Company would provide Ms. Leneghan with executive outplacement services and continue to reimburse Ms. Leneghan for her COBRA health insurance premiums during the first six months of her separation, or until she finds other employment, whichever comes first.

The foregoing description of the Letter Agreement is a summary and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

In addition to the Letter Agreement, Ms. Leneghan and the Company also entered into: (i) the Company’s customary form of change of control agreement, which supersedes the prior change of control agreement she and the Company had entered into, and (ii) the Company’s standard form of technical information and non-competition agreement, under which Ms. Leneghan will agree, among other things, not to compete with the Company for two years following employment, which supersedes the prior technical information and non-competition agreement she and the Company had entered into.

Board of Directors

On February 21, 2018, Michael J. Merriman informed the Board of Directors of the Company (the “Board”) of his decision to not stand for re-election as a director at the Company’s 2018 annual meeting of shareholders, at which time his term as a director will expire. Mr. Merriman’s decision to not stand for re-election to the Board is due to his other personal and professional obligations and not due to any disagreement with the Company. The Company’s Nominating and Governance Committee intends to engage an executive recruiting firm to assist it in identifying and evaluating other potential director candidates, in the event that the Board should determine to nominate a candidate to replace Mr. Merriman.

Item 7.01.    Regulation FD Disclosure.

On February 22, 2018, the Company issued a press release announcing the appointment of Kathleen Leneghan as Senior Vice President and Chief Financial Officer, and announcing an update regarding the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Letter Agreement, dated as of February 20, 2018, by and between the Company and Kathleen P. Leneghan.
99.1	Press Release, dated February 22, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: February 23, 2018	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Letter Agreement, dated as of February 20, 2018, by and between the Company and Kathleen P. Leneghan.
99.1	Press Release, dated February 22, 2018.